CUSIP 78459H 10 4

SMSA KERRVILLE ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

COMMON STOCK

NUMBER

SEE REVERSE FOR
CERTAIN DEFINITIONS

SHARES

This certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.001 PAR VALUE, OF

SMSA KERRVILLE ACQUISITION CORP.

(hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of the Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation, as amended, and the Bylaws of the Corporation, as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATE:

PRESIDENT

SECRETARY

SMSA KERRVILLE ACQUISITION CORP. CORPORATE SEAL NEVADA *

Countersigned: SECURITIES TRANSFER CORPORATION
P.O. Box 701629
Dallas, Tx. 75370

By:

TRANSFER AGENT - AUTHORIZED SIGNATURE